UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
FORM 8-K
CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934
Date of Report (Date of earliest event reported): May 29, 2013
Lions Gate Entertainment Corp.
(Exact name of registrant as specified in charter)
British Columbia, Canada
(State or Other Jurisdiction of Incorporation)

(Commission File Number) 1-14880	(IRS Employer Identification No.) N/A
(Address of principal executive offices)
1055 West Hastings Street, Suite 2200
Vancouver, British Columbia V6E 2E9
and
2700 Colorado Avenue, Suite 200
Santa Monica, California 90404
Registrant’s telephone number, including area code: (877) 848-3866
No Change
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written Communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(e)    Compensatory Arrangements of Certain Officers.

On May 29, 2013, the Compensation Committee (the “Compensation Committee”) of the Board of Directors of Lions Gate Entertainment Corp. (the “Company”) approved a new bonus plan, the Executive Annual Bonus Program (the “Executive Bonus Program”), to provide the terms of annual bonus opportunities to be granted to certain of the Company’s executive officers. The following summary is qualified in its entirety by the provisions of the Executive Bonus Plan, which is filed as Exhibit 10.1 hereto and incorporated herein by this reference.

Under the Executive Bonus Program, each of the Company’s executive officers selected by the Compensation Committee to participate in the plan for a particular fiscal year will be eligible to receive a bonus if the Company achieves a target level of Adjusted EBITDA established by the Compensation Committee for that year. If the target level is not achieved, no bonuses will be paid under the plan for that fiscal year. If the target level is achieved, the executive would be eligible to receive a bonus up to a maximum amount established by the Compensation Committee for each executive. The Compensation Committee has discretion to determine the actual amount of the bonus to be awarded to each executive for the fiscal year based on the executive’s target bonus amount for the year and such company and/or individual performance criteria as it may determine appropriate (subject in each case to the maximum bonus amount for that executive). For purposes of the Executive Bonus Program, “Adjusted EBITDA” means, unless otherwise provided by the Compensation Committee, the Company’s earnings before interest, income tax provision, and depreciation and amortization for the applicable fiscal year as determined by the Company in accordance with its standard practices and procedures in effect at the start of the fiscal year, subject to the adjustments on certain events set forth in the plan document. The Executive Bonus Program provides that the executive generally must remain employed with the Company through the date on which bonuses are paid for a particular fiscal year to be eligible for a bonus for that year. The Compensation Committee also approved the following target bonus opportunities under the Executive Bonus Program for the Company’s 2014 fiscal year (expressed in each case as a percentage of the executive’s base salary): Jon Feltheimer, Chief Executive Officer - 100%; Michael Burns, Vice-Chairman - 50%; Steven Beeks, Co- Chief Operating Officer and President, Motion Picture Group - 50%; Brian Goldsmith, Co- Chief Operating Officer - 50%; Wayne Levin, General Counsel and Chief Strategy Officer - 50%; and James Keegan, Chief Financial Officer - 30%.

Item 9.01 Financial Statements and Exhibits.

(d)     Exhibits

Exhibit No.        Description
--------------         ---------------

10.1	Executive Annual Bonus Program

SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: May 31, 2013
LIONS GATE ENTERTAINMENT CORP.
(Registrant)
By: /s/ Wayne Levin
Name: Wayne Levin
Title: Chief Strategic Officer and General Counsel

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